Exhibit 10.1
EXECUTION COPY
Geokinetics Inc.
and
The Guarantors listed on Schedule B hereto
$110,000,000
Second Priority Senior Secured Floating Rate Notes due 2012
PURCHASE AGREEMENT
dated December 11, 2006
RBC Capital Markets Corporation

PURCHASE AGREEMENT
December 11, 2006
RBC Capital Markets Corporation
1211 Avenue of the Americas, 32nd Floor
New York, NY 10036
  As Initial Purchaser
     Ladies and Gentlemen:
     Introductory. Geokinetics Inc., a Delaware corporation (the “Company”), on the terms and subject to the condition set forth herein, proposes to issue and sell to RBC Capital Markets Corporation (the “Initial Purchaser”) $110,000,000 aggregate principal amount of the Company’s Second Priority Senior Secured Floating Rate Notes due 2012 (the “Notes”). RBC Capital Markets Corporation has agreed to act as the Initial Purchaser in connection with the offering and sale of the Notes.
     The Securities (as defined below) will be issued pursuant to an indenture, to be dated as of December 15, 2006 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Notes issued in book-entry form will be issued in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”).
     The Company’s payment of principal of, premium and interest and Additional Interest (as defined in the Indenture), if any, under the Notes, the Exchange Notes (as defined below) and the Indenture will be unconditionally guaranteed (the “Guarantees,” and together with the Notes, the “Securities”), jointly and severally, on a senior secured basis, by (i) each of the Company’s domestic subsidiaries as of the date hereof, which are listed on Schedule B hereto, and (ii) any domestic subsidiary of the Company formed or acquired on or after the Closing Date (as defined below) that executes a supplemental indenture setting forth an additional guarantee in accordance with the terms of the Indenture, and their respective successors and assigns (collectively, the “Guarantors”). The Exchange Notes (as defined below) and the Guarantees thereof are herein collectively referred to as the “Exchange Securities.”
     The holders of the Securities will be entitled to the benefits of a registration rights agreement, to be dated as of December 15, 2006 (the “Registration Rights Agreement”), among the Company and the Initial Purchaser, pursuant to which the Company and each of the

Guarantors will agree to file with the Securities and Exchange Commission (the “Commission”) a registration statement under the Securities Act of 1933 (as amended, the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), relating to an offer (the “Exchange Offer”) to exchange another series of debt securities of the Company with terms substantially identical to the Notes (the “Exchange Notes”) and to have it declared effective by the Commission on or prior to 270 days after the Closing Date, and, to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Notes.
     The Company understands that the Initial Purchaser proposes to make an offering of the Securities on the terms and in the manner set forth herein and in the Pricing Disclosure Package (as defined below) and the Final Offering Memorandum (as defined below) and agrees that the Initial Purchaser may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) at any time after the date of this Agreement. The “Time of Execution” means 3:48 p.m. (New York City time) on December 11, 2006, which is the time of the first sale of the Notes by the Initial Purchaser to the public. The Securities are to be offered and sold to or through the Initial Purchaser without being registered with the Commission under the Securities Act, in reliance upon exemptions therefrom. The terms of the Securities and the Indenture will require that investors that acquire Securities expressly agree that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A (“Rule 144A”) or Regulation S (“Regulation S”) thereunder).
     Pursuant to the Notes Security Documents (as defined in the Indenture) to be entered into between the Company, the Guarantors and the Trustee, the obligations of the Company under the Securities and of each Guarantor under its Guarantee will be secured by Second Priority Liens (as defined in the Indenture) over substantially all assets of the Company and the Guarantors over which any First Priority Lien (as defined in the Indenture) exists, subject to certain exceptions (all assets subject to the Second Priority Liens, hereinafter collectively referred to as the “Collateral”). The Second Priority Liens will be junior to the First Priority Liens and to any other liens having priority or otherwise ranking senior to the Second Priority Liens. The Collateral has been pledged to PNC Bank, National Association, as agent (the “Collateral Agent”), for the benefit of the lenders under the Revolving Credit, Term Loan and Security Agreement, dated as of June 12, 2006, between the Agent, the Company and certain of its subsidiaries as borrowers, as amended by Joinder and Amendment No. 1, dated as of September 8, 2006 (the “PNC Credit Facility”), as holders of the First Priority Liens, and will be granted to the Trustee for the benefit of the holders of the Securities as holders of the Second Priority Liens. The Trustee will enter into an intercreditor agreement (the “Intercreditor Agreement”) with the Agent with respect to the Collateral, which will govern the relative ranking of the Second Priority Liens and the First Priority Liens.
     As used herein, the term “Operative Documents” refers to this Agreement, the Registration Rights Agreement, the Indenture, the Notes Security Documents (as defined below), the Securities, the Exchange Securities and the Intercreditor Agreement.

     The Company has prepared and delivered to the Initial Purchaser copies of a preliminary offering memorandum, dated December 1, 2006 (the “Preliminary Offering Memorandum”), and have prepared and delivered to the Initial Purchaser copies of a pricing supplement, dated December 11, 2006 (in the form attached hereto as Exhibit A, the “Pricing Supplement”), describing the terms of the Securities, each for use by the Initial Purchaser in connection with its solicitation of offers to purchase the Securities. The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.” Promptly after the Time of Execution, the Company will prepare and deliver to the Initial Purchaser a final offering memorandum dated the date hereof (the “Final Offering Memorandum”).
     The Company and the Guarantors hereby confirm their agreements with the Initial Purchaser as follows:
SECTION 1. Representations and Warranties. The Company and the Guarantors, jointly and severally, hereby represent, warrant and covenant to the Initial Purchaser as follows:
          (a) No Registration Required. Subject to compliance by the Initial Purchaser with the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser and to each Subsequent Purchaser in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Final Offering Memorandum to register under the Securities Act the offer and sale of the Securities hereunder or the initial resale of Securities to Subsequent Purchasers or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).
          (b) No Integration of Offerings or General Solicitation. Neither the Company nor any Guarantor has, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Company, the Guarantors, their respective affiliates (as such term is defined in Rule 501 under the Securities Act (each, an “Affiliate”), or any person acting on its or any of their behalf (other than the Initial Purchaser, as to whom neither the Company nor any Guarantor makes any representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Company, the Guarantors, their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchaser, as to whom neither the Company nor any Guarantor makes any representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company, the Guarantors and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchaser, as to whom neither the Company nor any Guarantor makes any representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S and, in connection therewith, the Pricing Disclosure Package and the Final Offering Memorandum will contain the disclosure required by Rule 902 of the Securities Act, and (iii) the sale of the Securities pursuant to Regulation S is not part of a plan or scheme to evade the registration requirements of the Securities Act.
          (c) Eligibility for Resale under Rule 144A. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted in a U.S. automated interdealer quotation system.
          (d) The Pricing Disclosure Package and the Final Offering Memorandum. Neither the Pricing Disclosure Package (as defined below), as of the Time of Execution, nor the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 3(a), as applicable) as of the Closing Date, contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by the Initial Purchaser expressly for use in the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto, as the case may be. The Pricing Disclosure Package contains, and the Final Offering Memorandum will contain, all the information specified in, and meeting the information requirements of, Rule 144A(d)(4). The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchaser’s distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Pricing Disclosure Package and the Final Offering Memorandum or any amendment or supplement thereto in accordance with Section 3(a).
          (e) The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and each Guarantor, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
          (f) The Registration Rights Agreement. At the Closing Date, the Registration Rights Agreement will be duly authorized, executed and delivered by, and will be a valid and binding agreement of, the Company and each Guarantor, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles covered by equity and except as rights to indemnification under the Registration Rights Agreement may be limited by applicable law.
          (g) The Intercreditor Agreement. At the Closing Date, the Intercreditor Agreement will be duly authorized, executed and delivered by, and will be a valid and binding agreement of, the Company and each Guarantor, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles covered by equity.
          (h) Authorization of the Securities and the Exchange Securities. The Notes to be purchased by the Initial Purchaser from the Company are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture. The Exchange Notes have been duly and validly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity and will be entitled to the benefits of the Indenture. The Guarantees of the Notes are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by each of the Guarantors and, when the Notes have been authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture. The Guarantees of the Exchange Notes are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the time the Exchange Notes are authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will have been duly executed by each of the Guarantors and will constitute valid and binding agreements of the Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.
          (i) Authorization of the Indenture. The Indenture has been duly authorized by the Company and each Guarantor and, at the Closing Date, will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company and each Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
          (j) Authorization of the Notes Security Documents. The Notes Security Documents have been duly authorized by the Company and each of the Guarantors and, on the

Closing Date, will have been duly executed and delivered by the Company and each of the Guarantors. When the Notes Security Documents have been duly executed and delivered by each of the parties thereto, the Notes Security Documents will (i) create a valid, binding and enforceable security interest in the Collateral in favor of the Trustee for the benefit of the holders of the Securities, and all material agreements which are part of the Collateral and to which the Company or any Guarantor is a party or by which it is bound will be valid, binding and enforceable against the Company or such Guarantor and (ii) be valid and binding obligations of the Company and each of the Guarantors, enforceable against the Company and each Guarantor in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and except that any rights to indemnity and contributions may be limited by applicable laws and public policy considerations. On the Closing Date, the Notes Security Documents and the Collateral will conform in all material respects to the statements relating thereto contained in the Pricing Disclosure Package and the Final Offering Memorandum.
          (k) Collateral. The Company and the Guarantors own the Collateral free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects (“Liens”), other than Permitted Liens.
          (l) Perfection of the Collateral. Upon the filing of all necessary Uniform Commercial Code (“UCC”) financing statements in the proper filing offices and all other actions necessary or desirable to perfect a security interest in the Collateral (to the extent a security interest in the Collateral is capable of being perfected by filing), the security interests in the Collateral granted to the Trustee, for the benefit of the holders of the Securities, will constitute valid and perfected second priority security interests in the Collateral, securing the obligations of the Company and the Guarantors under the Indenture, subject only to Permitted Liens and other Liens expressly permitted under the Indenture. As of the Closing Date, the filing of all necessary Uniform Commercial Code financing statements in the proper filing offices and other filings and actions contemplated by the Notes Security Documents and the Indenture, and all other filings and other actions necessary or desirable to perfect the security interest in the Collateral will have been duly made or taken and will be in full force and effect.
          (n) Description of the Operative Documents. The Operative Documents will conform in all material respects to the respective statements relating thereto contained in the Pricing Disclosure Package and the Final Offering Memorandum.
          (o) No Material Adverse Change. Except as disclosed in the Pricing Disclosure Package and the Final Offering Memorandum, subsequent to the respective dates as of which information is given in the Pricing Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.
          (p) Independent Accountants. Fitts Roberts & Co., P.C., UHY, LLP and UHY Mann Frankfort Stein & Lipp CPAs, LLP, which have expressed their opinions with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission included in the Pricing Disclosure Package and the Final Offering Memorandum are each a registered public accounting firm and independent public or certified public accountants, within the meaning of Regulation S-X under the Securities Act and the Exchange Act.
          (q) Preparation of the Financial Statements. The historical financial statements, together with the related schedules and notes, included in the Pricing Disclosure Package and the Final Offering Memorandum present fairly the consolidated financial position of the Company and its subsidiaries and Grant Geophysical, Inc. and its subsidiaries, as applicable, as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles, as applied in the United States, applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Pricing Disclosure Package and the Final Offering Memorandum under the captions “Offering Memorandum Summary – Summary Historical Consolidated and Pro Forma Combined Financial Information” and “Selected Historical Consolidated Financial Information” and elsewhere in the Pricing Disclosure Package and the Final Offering Memorandum fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Pricing Disclosure Package and the Final Offering Memorandum. The pro forma consolidated financial statements of the Company and its subsidiaries and the related notes thereto included under the caption “Offering Memorandum Summary – Summary Historical Consolidated and Pro Forma Combined Financial Information”, “Unaudited Pro Forma Combined Financial Information” and elsewhere in the Pricing Disclosure Package and the Final Offering Memorandum present fairly the information contained therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.
          (r) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated or organized and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or organization and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Final Offering Memorandum and, in the case of the Company and the Guarantors, to enter into and perform its obligations under each of the Operative Documents. Each of the Company and its subsidiaries is duly qualified as a foreign corporation or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock or membership interests of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim except for Liens under the PNC Credit Facility (“Permitted Liens”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule B hereto.
          (s) Capitalization and Other Capital Stock Matters. At September 30, 2006, on a consolidated basis, after giving pro forma effect to the issuance and sale of the Securities pursuant hereto, the Company would have an authorized and outstanding capitalization as set forth in the Pricing Disclosure Package and the Final Offering Memorandum under the caption “Capitalization” (other than for subsequent issuances of capital stock, if any, pursuant to employee benefit plans described in the Pricing Disclosure Package and the Final Offering Memorandum or upon exercise of outstanding options or warrants described in the Pricing Disclosure Package and the Final Offering Memorandum). All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Pricing Disclosure Package and the Final Offering Memorandum. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Pricing Disclosure Package and the Final Offering Memorandum accurately and fairly describes such plans, arrangements, options and rights.
          (t) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s and each Guarantor’s execution, delivery and performance of the Operative Documents, and the issuance and delivery of the Securities or the Exchange Securities, and consummation of the transactions contemplated hereby and thereby and by the Pricing Disclosure Package and the Final Offering Memorandum (i) have been duly authorized by all necessary corporate or limited liability company action and will not result in any violation of the provisions of the charter or by-laws or organization documents of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s or each Guarantor’s execution, delivery and performance of the Operative Documents, or the issuance and delivery of the Securities or the Exchange Securities, or consummation of the transactions contemplated hereby and thereby and by the Pricing Disclosure Package and the Final Offering Memorandum, except such as have been obtained or made by the Company or the Guarantors and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and except such as may be required by federal and state securities laws with respect to the Company’s obligations under the Registration Rights Agreement, and filings necessary to perfect the secured interests in the Collateral. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.
          (u) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s and each Guarantor’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any property owned or leased by the Company or any of its subsidiaries, where in any such case any such action, suit or proceeding, if determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries, or with the employees of any principal supplier of the Company, exists or, to the best of the Company’s knowledge, is threatened or imminent.
          (v) Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights, if not renewed or replaced, would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.
          (w) All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.
          (x) Title to Properties. The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(q) above (or elsewhere in the Pricing Disclosure Package and the Final Offering Memorandum), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the current or currently proposed use of such property by the Company or such subsidiary and Permitted Liens. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the current or currently proposed use of such real property, improvements, equipment or personal property by the Company or such subsidiary.
          (y) Tax Law Compliance. The Company and its consolidated subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(q) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.
          (z) Company and Guarantors Each Not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Neither the Company nor any Guarantor is, and after receipt of payment for the Securities and the use of proceeds thereof as described in the Pricing Disclosure Package and the Final Offering Memorandum each will not be, an “investment company” within the meaning of Investment Company Act and the Company and each Guarantor intends to conduct its business in a manner so that it will not become subject to the Investment Company Act.
          (aa) Insurance. Each of the Company and its subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.
          (bb) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
          (cc) Solvency. The Company and each Guarantor is, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to the Company and each Guarantor on a particular date, that on such date (i) the fair market value of its assets is greater than the total amount of its liabilities (including contingent liabilities), (ii) the present fair salable value of its assets is greater than the amount that will be required to pay the probable liabilities on its debts as they become absolute and matured, (iii) it is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) it does not have unreasonably small capital to carry on its business as conducted and as proposed to be conducted, as set forth in the Pricing Disclosure Package and the Final Offering Memorandum.
          (dd) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character necessary to be disclosed in the Pricing Disclosure Package and the Final Offering Memorandum in order to make the statements therein not misleading.
          (ee) Company’s Internal Control over Financial Reporting. The Company maintains a system of internal controls over financial reporting sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of reliable financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) records are maintained in sufficient detail to accurately and fairly reflect the transactions and dispositions of the Company’s assets (iv) access to assets is permitted only in accordance with management’s general or specific authorization; and (v) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is not aware of (a) any significant deficiency in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. There have been no significant changes in internal controls or in other factors that could significantly affect internal controls since December 31, 2005.
          (ff) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change: (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.
          (gg) ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m), or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, any of its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

          (hh) Regulation S. The Company and its affiliates, the Guarantors and their respective affiliates and all persons acting on their behalf (other than the Initial Purchaser, as to whom the Company and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Pricing Disclosure Package and the Final Offering Memorandum will contain the disclosure required by Rule 902. The Company is a “reporting issuer,” as defined in Rule 902 under the Securities Act.
          (ii) Sarbanes-Oxley Act. The Company is in compliance in all material respects with provisions of the Sarbanes-Oxley Act of 2002 that are applicable to it.
          (jj) Disclosure Controls and Procedures. Except as disclosed in the Pricing Disclosure Package and the Final Offering Memorandum, the Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) that are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations thereunder, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports. Without limiting the generality of the foregoing, as disclosed in the Pricing Disclosure Package and the Final Offering Memorandum, the Company’s disclosure controls and procedures are effective to enable it to record, process, summarize, and report information required to be included in our SEC filings within the required time period, and to ensure that such information is accumulated and communicated to its management, including its Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure.
          (kk) Payment of Dividends by Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company or any other subsidiary, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company or any other subsidiary any loans or advances to such subsidiary from the Company or any other subsidiary or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated in the Pricing Disclosure Package and the Final Offering Memorandum
          (ll) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) or presentation of market-related or statistical data contained in either the Pricing Disclosure Package or the Final Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed in other than good faith.
          (mm) Statistical and Market-Related Data. Any statistical and market-related data included in the Pricing Disclosure Package and the Final Offering Memorandum are based on or derived from sources that the Company believes to be reliable and accurate, and the

Company has obtained the written consent to the use of such data from such sources to the extent such written consent is required.
          (nn) Foreign Corrupt Practices Act. Neither the Company nor any Guarantor, nor, to the knowledge of the Company or such Guarantor, any of their respective directors, officers, agents, employees, affiliates or other persons acting on behalf of the Company or the Guarantors or their respective subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
          (oo) Money Laundering Laws. The operations of the Company are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
          (pp) Related Parties. No relationship, direct or indirect, that would be required to be described under Item 404 of Regulation S-K if such Item were applicable, exists that is not described in the Pricing Disclosure Package or the Final Offering Memorandum.
          (qq) OFAC. Neither the Company nor any Guarantor, nor, to the knowledge of either the Company or the Guarantor, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     Any certificate signed by an officer of the Company and delivered to the Initial Purchaser or to counsel for the Initial Purchaser shall be deemed to be a representation and warranty by the Company to the Initial Purchaser as to the matters set forth therein.
SECTION 2. Purchase, Sale and Delivery of the Securities.

          (a) The Securities. The Company agrees to issue and sell to the Initial Purchaser all of the Securities upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Initial Purchaser agrees to purchase from the Company the aggregate principal amount of Securities set forth on Schedule A, at a purchase price of 97% of the principal amount thereof, payable on the Closing Date.
          (b) The Closing Date. Delivery of certificates for the Securities in definitive form to be purchased by the Initial Purchaser and payment therefor shall be made at the offices of Shearman & Sterling LLP (or such other place as may be agreed to by the Company and the Initial Purchaser) at 9:30 a.m. New York City time, on December 15, 2006, or such other time and date as may be agreed to by the Initial Purchaser and the Company (the time and date of such closing are called the “Closing Date”). The Company hereby acknowledges that circumstances under which the Initial Purchaser may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Initial Purchaser to recirculate to investors copies of an amended or supplemented Final Offering Memorandum or a delay as contemplated by the provisions of Section 16.
          (c) Delivery of the Securities. The Company shall deliver, or cause to be delivered, to the Initial Purchaser certificates for the Securities at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Securities shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depository, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Initial Purchaser may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchaser.
          (d) Delivery of Offering Memorandum to the Initial Purchaser. Not later than 12:00 p.m. on the second business day following the date of this Agreement, the Company shall deliver or cause to be delivered copies of the Pricing Disclosure Package and the Final Offering Memorandum in such quantities and at such places as the Initial Purchaser shall reasonably request.
          (e) Initial Purchaser as Qualified Institutional Buyers. The Initial Purchaser represents and warrants to, and agrees with, the Company that it is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act (a “Qualified Institutional Buyer”).
SECTION 3. Additional Covenants. The Company, and as applicable, the Guarantors, jointly and severally, further covenant and agree with the Initial Purchaser as follows:
          (a) Initial Purchaser’s Review of Proposed Amendments and Supplements. Until the later of (i) the completion of the placement of the Securities by the Initial Purchaser with the Subsequent Purchasers and (ii) the Closing Date, prior to amending or supplementing the Pricing Disclosure Package or the Final Offering Memorandum, the Company shall furnish to the Initial Purchaser for review a copy of each such proposed amendment or supplement, and the Company shall not use any such proposed amendment or supplement to which the Initial Purchaser reasonably objects.
          (b) Amendments and Supplements to the Offering Memorandum and Other Securities Act Matters. If, prior to the completion of the placement of the Securities by the Initial Purchaser with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Pricing Disclosure Package or the Final Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if, in the opinion of the Initial Purchaser or counsel for the Initial Purchaser, it is otherwise necessary to amend or supplement the Pricing Disclosure Package or the Final Offering Memorandum to comply with law, the Company agrees to promptly prepare (subject to Section 3 hereof), furnish at its own expense to the Initial Purchaser, amendments or supplements to the Pricing Disclosure Package or the Final Offering Memorandum so that the statements in the Pricing Disclosure Package or the Final Offering Memorandum as so amended or supplemented will not be, in the light of the circumstances under which they were made or then prevailing, as the case may be, misleading or so that the Pricing Disclosure Package or the Final Offering Memorandum, as amended or supplemented, will comply with law.
     Following the consummation of the Exchange Offer or the effectiveness of an applicable shelf registration statement and for so long as the Securities are outstanding if, in the reasonable judgment of the Initial Purchaser, the Initial Purchaser or any of its affiliates (as such term is defined in the rules and regulations under the Securities Act) are required to deliver a prospectus in connection with sales of, or market-making activities with respect to, such securities, to periodically amend the applicable registration statement so that the information contained therein complies with the requirements of Section 10 of the Securities Act, to amend the applicable registration statement or supplement the related prospectus or the documents incorporated therein when necessary to reflect any material changes in the information provided therein so that the registration statement and the prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing as of the date the prospectus is so delivered, not misleading and to provide the Initial Purchaser with copies of each amendment or supplement filed and such other documents as the Initial Purchaser may reasonably request.
     The Company hereby expressly acknowledges that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 3.
          (c) Copies of the Offering Memorandum. The Company agrees to furnish the Initial Purchaser, without charge, as many copies of the Preliminary Offering Memorandum and the Final Offering Memorandum and any amendments and supplements thereto as it shall have reasonably requested.
          (d) Blue Sky Compliance. The Company shall cooperate with the Initial Purchaser and counsel for the Initial Purchaser to qualify or register the Securities for sale under (or obtain exemptions from the application of) the Blue Sky or state securities laws of those jurisdictions designated by the Initial Purchaser, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. Neither the Company nor any Guarantor shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Initial Purchaser promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.
          (e) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Pricing Disclosure Package and the Final Offering Memorandum.
          (f) The Depositary. The Company will cooperate with the Initial Purchaser and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.
          (g) Additional Issuer Information. Prior to the completion of the placement of the Securities by the Initial Purchaser with the Subsequent Purchasers, the Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under Section 13 or 15 of the Exchange Act. Additionally, at any time when the Company is not subject to Section 13 or 15 of the Exchange Act, for the benefit of holders and beneficial owners from time to time of Securities, the Company shall furnish, at its expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information (“Additional Issuer Information”) satisfying the requirements of subsection d(4) of Rule 144A.
          (h) No Integration. The Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchaser, (ii) the resale of the Securities by the Initial Purchaser to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4 thereof or by Rule 144A or by Regulation S thereunder or otherwise.
          (i) Legended Securities. Each certificate for a Note will bear the legend contained in “Notice to Investors” in the Pricing Disclosure Package and the Final Offering Memorandum for the time period and upon the other terms stated in the Pricing Disclosure Package and the Final Offering Memorandum.
          (j) Agreement Not to Offer or Sell Additional Securities. During the period beginning on the date hereof and ending on the day that is 90 days following the date of the Final Offering Memorandum, none of the Company or any Guarantor will, without the prior written consent of the Initial Purchaser (which consent may be withheld at the sole discretion of the

Initial Purchaser), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or any Guarantor substantially similar to the Securities or securities exchangeable for or convertible into debt securities of the Company or any Guarantor substantially similar to the Securities (other than as contemplated by this Agreement and to register the Exchange Securities).
          (k) Rating of Securities. The Company and the Guarantors shall take all commercially reasonable action necessary to enable Standard & Poor’s Rating Services, a division of The McGraw-Hill, Inc. Companies, and Moody’s Investor Services, Inc. to provide their respective credit ratings to the Securities at or prior to the time of their initial issuance.
          (l) PORTAL(m) . The Company will use its best efforts to cause such Notes to be eligible for the National Association of Securities Dealers, Inc. PORTAL market (the “PORTAL market”).
     The Initial Purchaser may in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.
SECTION 4. Payment of Expenses. The Company and the Guarantors, jointly and severally, agree to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchaser, (iii) all fees and expenses of the Company’s and the Guarantors’ counsel, independent registered public accounting firms or independent certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of each Preliminary Offering Memorandum and the Final Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, the Operative Documents, all filing fees, attorneys’ fees and expenses incurred by the Company or the Initial Purchaser in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the Blue Sky laws and, if requested by the Initial Purchaser, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Initial Purchaser of such qualifications, registrations and exemptions, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities, the Exchange Securities, the Notes Security Documents and the Intercreditor Agreement, (vii) any fees payable in connection with the rating of the Securities or the Exchange Securities with the ratings agencies and the listing of the Securities with the PORTAL market, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Initial Purchaser in connection with the review by the National Association of Securities Dealers, Inc., if any, of the terms of the sale of the Securities or the Exchange Securities, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the

Guarantors in connection with approval of the Securities by the transportation and other expenses incurred by or on behalf of the representatives of the Company in connection with presentations to prospective purchasers of the Securities, including, but not limited to, the cost of any chartered aircraft, and (xi) all other costs and expenses incident to the performance by the Company and the Guarantors of their respective other obligations under this Agreement. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Initial Purchaser shall pay their own expenses, including the fees and disbursements of their counsel.
SECTION 5. Conditions of the Obligations of the Initial Purchaser. The obligations of the Initial Purchaser to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Company and the Guarantors of their covenants and other obligations hereunder, and to each of the following additional conditions:
          (a) Accountants’ Comfort Letter. On the date hereof, the Initial Purchaser shall have received from each of Fitts Roberts & Co., P.C., UHY, LLP and UHY Mann Frankfort Stein & Lipp CPAs, LLP, a letter dated the date hereof addressed to the Initial Purchaser, in form and substance satisfactory to the Initial Purchaser, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to the Initial Purchaser, delivered according to Statement of Auditing Standards Nos. 71, 72 and 76 (or any successor bulletins), with respect to the audited and unaudited and pro forma financial statements and certain financial information contained in the Pricing Disclosure Package and the Final Offering Memorandum.
          (b) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:
     (i) in the reasonable judgment of the Initial Purchaser there shall not have occurred any Material Adverse Change; and
     (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436 under the Securities Act.
          (c) Note Security Documents. On the Closing Date, the Company, each Guarantor, the Trustee, the Agent and other parties thereto shall have executed and delivered each of the Notes Security Documents, and the Notes Security Documents shall be in full force and effect, and the Trustee, for the benefit of the holders of the Securities, shall have a valid and perfected security interest in respect of the Collateral securing the obligations of the Company under the Indenture and such security interest of the holders will not be subject to or subordinated to any Liens other than Permitted Liens.
          (d) Opinion of Counsel for the Company. On the Closing Date the Initial Purchaser shall have received the favorable opinion of Chamberlain, Hrdlicka, White, Williams

          & Martin, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit B.
          (e) Opinion of New York Counsel for the Company(f) . On the Closing Date the Initial Purchaser shall have received the favorable opinion of Satterlee Stephens Burke & Burke, LLP, New York counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit C.
          (f) Opinion of Counsel for the Initial Purchaser. On the Closing Date the Initial Purchaser shall have received the favorable opinion of Shearman and Sterling LLP, counsel for the Initial Purchaser, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchaser.
          (g) Officers’ Certificate. On the Closing Date the Initial Purchaser shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the Closing Date, to the effect set forth in subsection (b) of this Section 5, and further to the effect that:
     (i) for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;
     (ii) the representations, warranties and covenants of the Company and the Guarantors set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of the Closing Date; and
     (iii) the Company and the Guarantors have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.
          (h) Bring-down Comfort Letter. On the Closing Date the Initial Purchaser shall have received from each of Fitts Roberts & Co., P.C., UHY, LLP and UHY Mann Frankfort Stein & Lipp CPAs, LLP, a letter dated such date, in form and substance satisfactory to the Initial Purchaser, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date and that their procedures shall extend to financial information in the Final Offering Memorandum not contained in the Pricing Disclosure Package.
          (i) PORTAL Listing. At the Closing Date the Notes shall have been designated for trading on the PORTAL market.
          (j) Registration Rights Agreement. The Company and each of the Guarantors shall have entered into the Registration Rights Agreement and the Initial Purchaser shall have received executed counterparts thereof.

          (k) Security Agreement and Intercreditor Agreement. The security granted to The CIT Group/Equipment Financing, Inc. (“CIT”) pursuant to the security agreements listed as numbers 2, 7, 8, 9 and 10 on Exhibit A to the release agreement (the “Release Agreement”), to be dated prior to the Closing Date, among CIT, Quantum Geophysical, Inc., Geophysical Development Corporation, Trace Energy Services, Ltd., Trace Energy Services, Inc. and the Company, has been released pursuant to the Release Agreement, and the intercreditor agreement, dated as of July 28, 2006, by and among PNC Bank, National Association, as agent, the Lenders as defined therein, CIT and the Borrowers, as defined therein, shall have been terminated.
          (l) Dissolution of Certain Subsidiaries. The Company shall have dissolved its two subsidiaries, Quantum Geophysical Services, Inc. and Grant Services, Inc.
          (m) Additional Documents. On or before the Closing Date, the Initial Purchaser and counsel for the Initial Purchaser shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.
     If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial Purchaser by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.
SECTION 6. Reimbursement of Initial Purchaser’s Expenses. If this Agreement is terminated by the Initial Purchaser pursuant to Section 5, or if the sale to the Initial Purchaser of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or any Guarantor to perform any agreement herein or to comply with any provision hereof, the Company and the Guarantors, jointly and severally, agree to reimburse the Initial Purchaser, upon demand, for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchaser in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.
SECTION 7. Offer, Sale and Resale Procedures. The Initial Purchaser, on the one hand, and the Company and each of the Guarantors, on the other hand, hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:
     (A) Offers and sales of the Securities will be made only by the Initial Purchaser or its Affiliates qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act), or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S under the Securities Act, upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

     (B) The Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.
     (C) Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Securities) shall bear the legend set forth in the Pricing Disclosure Package and the Final Offering Memorandum under the caption “Notice to Investors.”
     Following the sale of the Securities by the Initial Purchaser to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchaser shall not be liable or responsible to the Company or any Guarantor for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.
SECTION 8. Indemnification.
          (a) Indemnification of the Initial Purchaser. Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless the Initial Purchaser, its directors, officers and employees, and each person, if any, who controls the Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Initial Purchaser or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, and/or the Guarantors), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based: (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company or any Guarantor contained herein; or (iii) in whole or in part upon any failure of the Company or any Guarantor to perform its obligations hereunder or under law; or (iv) any act or failure to act or any alleged act or failure to act by the Initial Purchaser in connection with, or relating in any manner to, the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) above, provided that the Company shall not be liable under this clause (iv) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Initial Purchaser through its gross negligence or willful misconduct; and to reimburse the Initial Purchaser and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Initial Purchaser) as such expenses are reasonably incurred by the Initial Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser expressly for use in the Pricing Disclosure Package or the Final Offering Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company or the Guarantors may otherwise have.
          (b) Indemnification of the Company, the Guarantors and their respective Directors and Officers. The Initial Purchaser agrees to indemnify and hold harmless the Company, the Guarantors, and each of their respective directors and each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any Guarantor or any such director, or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Pricing Disclosure Package or the Final Offering Memorandum (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Pricing Disclosure Package or the Final Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser expressly for use therein; and to reimburse the Company, the Guarantors, or any such director or controlling person for any legal and other expenses reasonably incurred by the Company, the Guarantors, or any such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company and each Guarantor hereby acknowledges that the only information that the Initial Purchaser has furnished to the Company expressly for use in the Pricing Disclosure Package and the Final Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in the tenth paragraph, concerning stabilization by the Initial Purchaser, under the caption “Plan of Distribution” in the Pricing Disclosure Package and the Final Offering Memorandum; and the Initial Purchaser confirms that such statements are correct. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Initial Purchaser may otherwise have.
          (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.
          (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.
SECTION 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then (i) each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchaser, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company or the Guarantors, and the total discount received by the Initial Purchaser bear to the aggregate initial offering price of the Securities. The relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company or the Guarantors, on the one hand, or the Initial Purchaser, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 for purposes of indemnification.
     The Company, the Guarantors and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.
     Notwithstanding the provisions of this Section 9, the Initial Purchaser shall not be required to contribute any amount in excess of the discount received by the Initial Purchaser in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each director, officer and employee of the Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each director of the Company or any Guarantor, and each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company or any Guarantor.
SECTION 10. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Initial Purchaser by notice given to the Company if at any time: (i) trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York or California authorities; (iii) there has been a material disruption in commercial banking or securities settlement, payment or clearance services in the United States; (iv) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the reasonable judgment of the Initial Purchaser is material and adverse and makes it impracticable to market the Securities in the manner and on the terms described in the Pricing Disclosure Package and the Final Offering Memorandum or to enforce contracts for the sale of securities; (v) in the reasonable judgment of the Initial Purchaser there shall have occurred any Material Adverse Change; or (vi) the Company or any Guarantor shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the reasonable judgment of the Initial Purchaser may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 10 shall be without liability on the part of (i) the Company or any Guarantor to any Initial Purchaser, except that the Company and the Guarantors shall be obligated to reimburse the expenses of the Initial Purchaser pursuant to Sections 4 and 6 hereof, (ii) the Initial Purchaser to the Company or any Guarantor, or (iii) any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.
SECTION 11. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Guarantors, of their respective officers and of the Initial Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchaser or the Company or the Guarantors or any of its or their respective partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.
SECTION 12. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:
If to the Initial Purchaser:
RBC Capital Markets Corporation
1211 Avenue of the Americas, 32nd Floor
New York, NY 10036
Facsimile: 212-703-2295
Attention: High Yield Capital Markets
with a copy to:
Shearman & Sterling LLP

599 Lexington Avenue
New York, NY 10022
Facsimile: 646-848-7835
Attention: Bruce Czachor, Esq.
If to the Company or the Guarantors:
Geokinetics, Inc.
One Riverway, Suite 2100
Houston, Texas 77056
Facsimile: 281-398-9996
Attention: Scott A. McCurdy, Vice President and Chief Financial Officer
with a copy to:
Chamberlain, Hrdlicka, White, Williams & Martin
1200 Smith Street, Suite 1400
Houston, Texas 77002
Facsimile: (713) 658-2553
Attention: James J. Spring, III
     Any party hereto may change the address for receipt of communications by giving written notice to the others.
SECTION 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchaser or Initial Purchasers pursuant to Section 16 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Securities as such from the Initial Purchaser merely by reason of such purchase.
SECTION 14. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
SECTION 15. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.
     (a) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-

exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
     (b) Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.
SECTION 16. No Fiduciary Duty. The Company and each Guarantor hereby acknowledges that the Initial Purchaser is acting solely as an initial purchaser in connection with the purchase and sale of the Securities. The Company further acknowledges that the Initial Purchaser is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Initial Purchaser act or be responsible as a fiduciary to the Company or any Guarantor, their management, stockholders, creditors or any other person in connection with any activity that the Initial Purchaser may undertake or has undertaken in furtherance of the purchase and sale of the Securities, either before or after the date hereof. The Initial Purchaser hereby expressly disclaims any fiduciary or similar obligations to the Company or any Guarantor, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company and each Guarantor hereby confirms its understanding and agreement to that effect. The Company, each Guarantor and the Initial Purchaser agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Initial Purchaser to the Company or any Guarantor regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Securities, do not constitute advice or recommendations to the Company or any Guarantor. The Company and each Guarantor hereby waives and releases, to the fullest extent permitted by law, any claims that the Company or any Guarantor may have against the Initial Purchaser with respect to any breach or alleged breach of any fiduciary or similar duty to the Company or any Guarantor in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.
SECTION 17. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours, Geokinetics Inc.
By:	/s/ Scott A. McCurdy
Scott A. McCurdy, Vice President

Geokinetics Holdings, Inc.
By:	/s/ Scott A. McCurdy
Scott A. McCurdy, Vice President

Quantum Geophysical, Inc.
By:	/s/ Scott A. McCurdy
Scott A. McCurdy, Vice President

Geophysical Development Corporation
By:	/s/ Scott A. McCurdy
Scott A. McCurdy, Vice President

Purchase Agreement

Trace Energy Services, Inc.
By:	/s/ Scott A. McCurdy
Scott A. McCurdy, Vice President

Grant Geophysical, Inc.
By:	/s/ Scott A. McCurdy
Scott A. McCurdy, Vice President

Grant Geophysical Corp.
By:	/s/ Scott A. McCurdy
Scott A. McCurdy, Vice President

Grant Geophysical (Int’l), Inc.
By:	/s/ Scott A. McCurdy
Scott A. McCurdy, Vice President

Advanced Seismic Technology, Inc.
By:	/s/ Scott A. McCurdy
Scott A. McCurdy, Vice President

Purchase Agreement

     The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchaser as of the date first above written.

RBC Capital Markets Corporation

By:
Name: David Capaldi
Title: Director
Purchase Agreement

SCHEDULE A

Aggregate
Principal
Amount of
Securities to be
Initial Purchaser	Purchased
RBC Capital Markets Corporation	$110,000,000

Total	$110,000,000

Schedule A-1

SCHEDULE B
Advanced Seismic Technology, Inc.
Geokinetics Holdings, Inc.
Geophysical Development Corporation
Grant Geophysical Corp.
Grant Geophysical, Inc.
Grant Geophysical (Int’l), Inc.
Quantum Geophysical, Inc.
Trace Energy Services, Inc.
Exhibit B-1

EXHIBIT A
Exhibit A-1

EXHIBIT B
     Opinion of counsel for the Company to be delivered pursuant to Section 5(d) of the Purchase Agreement.
     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.
     (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Final Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Securities and the Exchange Securities.
     (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.
     (iv) Each Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Final Offering Memorandum and, to the best knowledge of such counsel, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.
     (v) The Purchase Agreement has been duly authorized, executed and delivered by the Company and each Guarantor.
     (vi) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company.
     (vii) The Indenture has been duly authorized, executed and delivered by the Company and each Guarantor.
     (viii) The Notes are in the form contemplated by the Indenture, have been duly authorized by the Company for issuance and sale pursuant to this Agreement and the Indenture.
     (ix) The Exchange Notes have been duly and validly authorized for issuance by the Company.
     (x) The Guarantees of the Notes and the Exchange Notes are in the respective forms contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this
Exhibit B-1

Agreement and the Indenture and, at the Closing Date, will have been duly executed by each of the Guarantors.
     (xi) The Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Final Offering Memorandum.
     (xii) The statements in the Pricing Disclosure Package and the Final Offering Memorandum under the captions “Description of Other Indebtedness,” “Description of the Notes,” “Material U.S. Federal Income Tax Considerations” and “Notice to Investors,” insofar as such statements constitute matters of law, summaries of legal matters, the Company’s charter or by-law provisions, documents or legal proceedings, or legal conclusions, have been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.
     (xiii) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of the Operative Documents, or the issuance and delivery of the Securities or the Exchange Securities, or consummation of the transactions contemplated hereby and thereby and by the Pricing Disclosure Package and the Final Offering Memorandum, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and except such as may be required by federal and state securities laws with respect to the Company’s obligations under the Registration Rights Agreement, and filings necessary to perfect the secured interests in the Collateral.
     (xiv) The execution and delivery of the Operative Documents by the Company and the performance by the Company of its obligations thereunder: (i) have been duly authorized by all necessary corporate action on the part of the Company; (ii) will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary; (iii) will not constitute a breach of, or Default or a Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the PNC Credit Facility, or to the best knowledge of such counsel, any other material Existing Instrument; or (iv) to the best knowledge of such counsel, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary.
     (xv) The Company is not, and after receipt of payment for the Securities will not be, an “investment company” within the meaning of Investment Company Act.
     (xvi) To the best knowledge of such counsel, neither the Company nor any subsidiary is in violation of its charter or by-laws or any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary or is in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any material Existing Instrument, except in each such case for such violations or Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.
Exhibit B-2

     (xvii) Assuming the accuracy of the representations, warranties and covenants of the Company and the Initial Purchaser contained herein, no registration of the Notes or the Guarantees under the Securities Act, and no qualification of an indenture under the Trust Indenture Act with respect thereto, is required in connection with the purchase of the Securities by the Initial Purchaser or the initial resale of the Securities by the Initial Purchaser to Qualified Institutional Buyers in the manner contemplated by this Agreement and the Pricing Disclosure Package and the Final Offering Memorandum other than any registration or qualification that may be required in connection with the Exchange Offer contemplated by the Pricing Disclosure Package and the Final Offering Memorandum or in connection with the Registration Rights Agreement. Such counsel need express no opinion, however, as to when or under what circumstances any Initial Notes initially sold by the Initial Purchaser may be reoffered or resold.
     In addition, such counsel shall deliver opinions relating to the Notes Security Documents substantially similar in all material respects to the opinions such counsel delivered to PNC in June.
     In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and with representatives of the Initial Purchaser at which the contents of the Pricing Disclosure Package and the Final Offering Memorandum, and any supplements or amendments thereto, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Pricing Disclosure Package and the Final Offering Memorandum (other than as specified above), and any supplements or amendments thereto, on the basis of the foregoing, nothing has come to their attention which would lead them to believe that (i) the Pricing Disclosure Package (other than the financial statements and other financial data contained therein or omitted therefrom, as to which they are not requested to comment), as of the Time of Execution, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) the Final Offering Memorandum (other than the financial statements and other financial data contained therein or omitted therefrom, as to which they are not requested to comment), as of its date or the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     In rendering such opinion, such counsel may rely as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Delaware, the laws of the State of New York or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the Closing Date shall be satisfactory in form and substance to the Initial Purchaser, shall expressly state that the Initial Purchaser may rely on such opinion as if it were addressed to it and shall be furnished to the Initial Purchaser) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchaser; provided, however, that such counsel shall further state that they believe that they and the Initial Purchaser is justified in relying upon such opinion of other counsel, and as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.
Exhibit B-3

EXHIBIT C
Opinion of New York counsel for the Company to be delivered pursuant to Section 5(e) of the Purchase Agreement.
     (i) The Purchase Agreement is enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
     (ii) The Registration Rights Agreement is enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification may be limited by applicable law.
     (iii) The Intercreditor Agreement is enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification may be limited by applicable law.
     (iv) The Note Security Documents are enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification may be limited by applicable law
     (v) The Indenture (assuming due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general principles of equity.
     (vi) The Notes are in the form contemplated by the Indenture and, when executed by the Company and authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of
Exhibit C-1

creditors or by general principles of equity and will be entitled to the benefits of the Indenture.
     (vii) The Exchange Notes, when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity and will be entitled to the benefits of the Indenture.
     (viii) The Guarantees of the Notes and the Exchange Notes are in the respective forms contemplated by the Indenture and, when the Notes and Exchange Notes have been authenticated in the manner provided in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.
Exhibit C-2

ANNEX I
     Resale Pursuant to Regulation S or Rule 144A. The Initial Purchaser understands that:
     The Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Securities Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Securities Act or another exemption from the registration requirements of the Securities Act. The Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as are permitted by and include the statements required by Regulation S.
     The Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 under the Securities Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:
“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Notes were first offered to persons other than “distributors” (as defined in Regulation S) in reliance upon Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A or to Accredited Institutions in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S.”
Annex I-1